Exhibit 2.2
                                                                   -----------


                                IN THE UNITED STATES BANKRUPTCY COURT
                                    FOR THE DISTRICT OF DELAWARE
- - - - - - - - - - - - - - - - - - - - - - - - - - x
                                                    :
In re:                                              :
                                                    :   Chapter 11
MCLEODUSA INCORPORATED,                             :
                                                    :   Case No. 02-10288 (EIK)
                           Debtor.                  :
                                                    :
- - - - - - - - - - - - - - - - - - - - - - - - - - x


                    FIRST AMENDED PLAN OF REORGANIZATION
                         OF MCLEODUSA INCORPORATED


David S. Kurtz
Peter C. Krupp
Seth E. Jacobson
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
(312) 407-0700

Gregg M. Galardi (I.D. No. 2991)
Eric M. Davis (I.D. No. 3621)
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware  19899-0636
(302) 651-3000

Attorneys for Debtor and
Debtor-in-Possession

Dated:   Wilmington, Delaware
         April 4, 2002




                                          TABLE OF CONTENTS
                                                                                                 PAGE


INTRODUCTION........................................................................................1

ARTICLE I                  DEFINED TERMS AND RULES OF INTERPRETATION................................1

     A.  Scope of Definitions; Rules of Construction................................................1
           1.1      Administrative Claim............................................................1
           1.2      Allowed.........................................................................2
           1.3      Allowed Claim...................................................................2
           1.4      Allowed Interest ...............................................................2
           1.5      Amended Certificate of Incorporation and By-Laws................................2
           1.6      Arrangers.......................................................................2
           1.7      Ballot..........................................................................2
           1.8      Bank Agents.....................................................................2
           1.9      Bankruptcy Code.................................................................3
           1.10     Bankruptcy Court................................................................3
           1.11     Bankruptcy Rules................................................................3
           1.12     Bar Date........................................................................3
           1.13     Business Day....................................................................3
           1.14     Cash............................................................................3
           1.15     Cash Collateral Order...........................................................3
           1.16     Certificates of Designation.....................................................3
           1.17     Chapter 11 Case.................................................................3
           1.18     Claim ..........................................................................3
           1.19     Claims Objection Deadline.......................................................4
           1.20     Class...........................................................................4
           1.21     Class A Common Stock............................................................4
           1.22     Class 7/Class 8 Distribution ...................................................4
           1.23     Class 7 and Class 8 Notice .....................................................4
           1.24     Confirmation Date...............................................................4
           1.25     Confirmation Hearing............................................................4
           1.26     Confirmation Order..............................................................4
           1.27     Credit Agreement................................................................4
           1.28     Creditors Committee.............................................................5
           1.29     Directors and Officers Claims...................................................5
           1.30     Disbursing Agent................................................................5
           1.31     Disclosure Statement............................................................5
           1.32     Disputed Claim..................................................................5
           1.33     Disputed Claim Amount...........................................................5
           1.34     Disputed Claims Reserve.........................................................5
           1.35     Disputed Interest ..............................................................5
           1.36     Disputed Interest Amount........................................................6
           1.37     Disputed Interest Reserve ......................................................6
           1.38     Distribution Date...............................................................6
           1.39     Distribution Record Date........................................................6
           1.40     Effective Date..................................................................6
           1.41     Estate..........................................................................6
           1.42     Exit Facility ..................................................................6
           1.43     Exit Lenders ...................................................................6
           1.44     Fee Claim.......................................................................6
           1.45     File, Filed or Filing...........................................................6
           1.46     Final Order.....................................................................7
           1.47     Forstmann Little ...............................................................7
           1.48     General Unsecured Claim ........................................................7
           1.49     Holder..........................................................................7
           1.50     Impaired........................................................................7
           1.51     Indentures......................................................................7
           1.52     Interests.......................................................................7
           1.53     Litigation Claims...............................................................8
           1.54     Management Incentive Plan.......................................................8
           1.55     Master Ballot...................................................................8
           1.56     McLeodUSA.......................................................................8
           1.57     McLeodUSA Holdings..............................................................8
           1.58     New Class B Common Stock........................................................8
           1.59     New Class C Common Stock........................................................8
           1.60     New Common Stock................................................................8
           1.61     New Credit Agreement............................................................8
           1.62     New Director Preferred Stock....................................................9
           1.63     New Series A Director ..........................................................9
           1.64     New Series A Preferred Stock....................................................9
           1.65     New Warrants ...................................................................9
           1.66     Non-Tax Priority Claim..........................................................9
           1.67     Note Claim......................................................................9
           1.68     Notes Trustee...................................................................9
           1.69     Notes...........................................................................9
           1.70     Other Old Equity...............................................................10
           1.71     Old Preferred Stock............................................................10
           1.72     Old Series A Preferred Stock ..................................................10
           1.73     Old Series D Preferred Stock ..................................................10
           1.74     Old Series E Preferred Stock ..................................................10
           1.75     Other Secured Claim............................................................10
           1.76     Petition Date..................................................................11
           1.77     Plan...........................................................................11
           1.78     Plan Supplement................................................................11
           1.79     Priority Tax Claim.............................................................11
           1.80     Professional...................................................................11
           1.81     Pubco .........................................................................11
           1.82     Pubco Stock Purchase Agreement ................................................11
           1.83     Purchase Agreement.............................................................11
           1.84     Reinstated or Reinstatement....................................................12
           1.85     Reorganized McLeodUSA .........................................................12
           1.86     Schedules......................................................................12
           1.87     Securities Act.................................................................12
           1.88     Securities Claim...............................................................12
           1.89     Securities Class Actions.......................................................13
           1.90     Senior Secured Lender Claims...................................................13
           1.91     Senior Secured Lenders ........................................................13
           1.92     Solicitation Order.............................................................13
           1.93     Sharing Formula................................................................13
           1.94     Third Amendment to Credit Agreement............................................14
           1.95     Unimpaired Claim ..............................................................14
           1.96     Voting Deadline................................................................14
           1.97     Voting Record Date ............................................................14
           1.98     Warrant Agreement .............................................................14
           1.99     Yell Group ....................................................................14

     B.  Rules of Interpretation...................................................................14

     C.  Computation of Time.......................................................................15

     D.  Governing Law.............................................................................15

ARTICLE II                 CLASSIFICATION OF CLAIMS AND INTERESTS..................................15
           2.1      Unclassified Claims............................................................16
           2.2      Unimpaired Classes of Claims...................................................16
           2.3      Impaired Class of Claims.......................................................16
           2.4      Impaired Classes of Interests..................................................16

ARTICLE III                TREATMENT OF CLAIMS AND INTERESTS.......................................17
           3.1      Unclassified Claims............................................................17
           3.2      Unimpaired Classes of Claims...................................................18
           3.3      Impaired Class of Note Claims..................................................18
           3.4      Impaired Classes of Claims/Interests...........................................19
           3.5      Special Provision Regarding Unimpaired Claims..................................20

ARTICLE IV                 MEANS FOR IMPLEMENTATION OF THE PLAN....................................20
           4.1      Continued Corporate Existence and Vesting of Assets in
                    Reorganized McLeodUSA..........................................................20
           4.2      Corporate Governance, Directors and Officers, and Corporate
                    Action.........................................................................21
           4.3      Effectuating Documents and Further Transactions.  .............................22
           4.4      Sale of Pubco..................................................................23
           4.5      Cancellation of Notes, Class A Common Stock and Old
                    Preferred Stock................................................................23
           4.6      Issuance of New Securities. ...................................................23
           4.7      New Credit Agreement.  ........................................................24
           4.8      Management Incentive Plan......................................................24
           4.9      Sources of Cash for Plan Distributions.........................................24
           4.10     Exemption from Transfer Taxes..................................................24

ARTICLE V                  ACCEPTANCE OR REJECTION OF THE PLAN.....................................25
           5.1      Classes Entitled to Vote.......................................................25
           5.2      Acceptance by Impaired Classes.................................................25
           5.3      Cramdown.......................................................................25

ARTICLE VI                 PROVISIONS GOVERNING DISTRIBUTIONS......................................26
           6.1      Distributions for Claims or Interests Allowed as of the
                    Effective Date.................................................................26
           6.2      Interest on Claims.............................................................26
           6.3      Distributions by Reorganized McLeodUSA.........................................26
           6.4      Delivery of Distributions and Undeliverable or Unclaimed
                    Distributions..................................................................27
           6.5      Record Date for Distributions..................................................28
           6.6      Allocation of Plan Distributions Between Principal and
                    Interest.......................................................................28
           6.7      Means of Cash Payment..........................................................28
           6.8      Withholding and Reporting Requirements.........................................28
           6.9      Setoffs........................................................................29
           6.10     Surrender of Instruments or Securities.........................................29
           6.11     Lost, Stolen, Mutilated or Destroyed Securities................................30
           6.12     Fractional Shares..............................................................31

ARTICLE VII                PROCEDURES FOR RESOLVING DISPUTED,
                           CONTINGENT AND UNLIQUIDATED CLAIMS
                           AND INTERESTS...........................................................31
           7.1      Objection Deadline; Prosecution of Objections..................................31
           7.2      No Distributions Pending Allowance.  ..........................................31
           7.3      Disputed Claims Reserve; Disputed Interest Reserve.............................32
           7.4      Distributions After Allowance..................................................32

ARTICLE VIII               TREATMENT OF EXECUTORY CONTRACTS
                           AND UNEXPIRED LEASES....................................................33
           8.1      Assumption of Executory Contracts and Unexpired Leases.........................33
           8.2      Cure of Defaults of Assumed Executory Contracts and
                    Unexpired Leases...............................................................33
           8.3      Indemnification of Directors, Officers and Employees...........................33
           8.4      Compensation and Benefit Programs..............................................34

ARTICLE IX                 CONFIRMATION AND CONSUMMATION OF
                           THE PLAN................................................................34
           9.1      Conditions to Confirmation.....................................................34
           9.2      Conditions to Effective Date...................................................34
           9.3      Waiver of Conditions...........................................................36
           9.4      Consequences of Non-Occurrence of Effective Date...............................37

ARTICLE X                  EFFECT OF PLAN CONFIRMATION.............................................37
           10.1     Binding Effect.................................................................37
           10.2     Discharge of Claims and Termination of Interests...............................37
           10.3     Injunction.....................................................................38
           10.4     Releases.......................................................................39
           10.5     Exculpation and Limitation of Liability........................................40
           10.6     Injunction Related to Releases and Exculpation.................................40
           10.7     Preservation of Rights of Action; Settlement of Litigation
                    Claims.........................................................................41
           10.8     Termination of Subordination Rights and Settlement
                    of Related Claims..............................................................41
           10.9     Term of Bankruptcy Injunction or Stays.........................................42

ARTICLE XI                 RETENTION OF JURISDICTION...............................................42

ARTICLE XII                MISCELLANEOUS PROVISIONS................................................45
           12.1     Bar Date for Administrative Claims.............................................45
           12.2     Payment of Statutory Fees......................................................45
           12.3     Payment of Notes Trustee Fees..................................................45
           12.4     Amendment or Modification of the Plan..........................................45
           12.5     Severability of Plan Provisions................................................46
           12.6     Successors and Assigns.........................................................46
           12.7     Plan Supplement................................................................46
           12.8     Revocation, Withdrawal or Non-Consummation.....................................47
           12.9     Notice.........................................................................47
           12.10    Governing Law..................................................................48
           12.11    Tax Liability..................................................................48
           12.12    Schedules......................................................................48
           12.13    Jurisdiction over Reorganized McLeodUSA........................................48
           12.14    Filing of Additional Documents.................................................49




                                INTRODUCTION

                  McLeodUSA Incorporated ("McLeodUSA") proposes the following plan of reorganization (the "Plan") for the resolution of the outstanding claims against and interests in McLeodUSA. Reference is made to the Disclosure Statement with Respect to Amended Plan of Reorganization of McLeodUSA Incorporated (the "Disclosure Statement"), distributed contemporaneously herewith, for a discussion of McLeodUSA's history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan.

                                 ARTICLE I

                 DEFINED TERMS AND RULES OF INTERPRETATION

A.       Scope of Definitions; Rules of Construction

                  For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

                  1.1 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Case Allowed under Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving McLeodUSA's Estate and operating the businesses of McLeodUSA (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or prior to the Petition Date);
(b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under Section 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; and (c) all fees and charges assessed against McLeodUSA's Estate under Section 1930, Chapter 123 of Title 28, United States Code.

                  1.2 Allowed means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

                  1.3 Allowed Claim means a Claim or any portion thereof
(a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, withdrawn, or denied by a Final Order, or (d) that is expressly allowed in this Plan (regardless whether such Claim is Scheduled and whether or not a proof of claim is filed in respect thereof).

                  1.4 Allowed Interest means any Interest that (a) is registered as of the Distribution Record Date in a stock register maintained by or on behalf of McLeodUSA and (b) is not a Disputed Interest.

                  1.5 Amended Certificate of Incorporation and By-Laws means Reorganized McLeodUSA's certificate of incorporation and by-laws, as amended by the Plan or in accordance therewith.

                  1.6 Arrangers means the Arrangers, as such term is defined in Annex II to the Third Amendment to Credit Agreement.

                  1.7 Ballot means each of the ballot forms distributed to each holder of an Impaired Claim or Impaired Interest on which the holder is to indicate acceptance or rejection of this Plan.

                  1.8 Bank Agents means the agents under the Credit Agreement, including, without limitation, the Arrangers.

                  1.9 Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C.
ss. 101-1330, as now in effect or hereafter amended.

                  1.10 Bankruptcy Court means the United States District Court having jurisdiction over the Chapter 11 Case and, to the extent any reference is made pursuant to Section 157 of Title 28 of the United States Code or the General Order of the District Court pursuant to Section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

                  1.11 Bankruptcy Rules means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

                  1.12 Bar Date means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Claim or Interest against McLeodUSA.

                  1.13 Business Day means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

                  1.14 Cash means legal tender of the United States of America and equivalents thereof.

                  1.15 Cash Collateral Order means the Final Order Authorizing Use of Cash Collateral and Providing Adequate Protection Under 11 U.S.C.ss. 105, 361 and 363 entered by the Bankruptcy Court on
February 22, 2002.

                  1.16 Certificates of Designation means those certain certificates of designation pursuant to which the New Director Preferred Stock and the New Series A Preferred Stock will be issued.

                  1.17 Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by McLeodUSA in the Bankruptcy Court.

                  1.18 Claim means a "claim" as defined in Section 101(5) of the Bankruptcy Code.

                  1.19 Claims Objection Deadline means the first Business Day that is the latest of (a) 120 days after the Effective Date; (b) as to a particular Claim, 60 days after the filing of a proof of claim for, or request for payment of, such Claim; or (c) such later date as may be established by the Bankruptcy Court for cause shown by Reorganized McLeodUSA.

                  1.20 Class means a category of holders of Claims or Interests, as described in Article II of this Plan.

                  1.21 Class A Common Stock means that certain Class A common stock, par value $.01, authorized by McLeodUSA prior to the Petition Date.

                  1.22 Class 7/Class 8 Distribution means a pro rata share of 54,775,663 (fifty-four million seven hundred seventy-five thousand six hundred sixty-three) shares of New Common Stock.

                  1.23 Class 7 and Class 8 Notice means the notice to members of Class 7 and Class 8, after a Final Order of the Bankruptcy Court or other Court of competent jurisdiction, providing that Class 7 and Class 8 are deemed to have rejected the Plan and are not entitled to vote on the Plan.

                  1.24 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

                  1.25 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

                  1.26 Confirmation Order means the order of the Bankruptcy Court confirming this Plan in accordance with its terms pursuant to Section 1129 of the Bankruptcy Code.

                  1.27 Credit Agreement means that certain Credit Agreement dated as of May 31, 2000, among McLeodUSA, as borrower, and the entities identified as the "Lenders" therein and the Administrative Agent or Collateral Agent (as defined in the Credit Agreement), and all related amendments, guarantees, security documents and evidences of indebtedness, as amended, including, without limitation, the Third Amendment to Credit Agreement.

                  1.28 Creditors Committee means the statutory committee appointed in this case by the Office of the United States Trustee on February 12, 2002.

                  1.29 Directors and Officers Claims means those claims as set forth in Section 8.3 of the Plan.

                  1.30 Disbursing Agent means Reorganized McLeodUSA, or any party designated by Reorganized McLeodUSA, to serve as disbursing agent under the Plan.

                  1.31 Disclosure Statement means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with
Section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

                  1.32 Disputed Claim means a Claim, or any portion thereof, that is not an Allowed Claim and includes, without limitation, Claims (other than Allowed Claims) that (a) have not been Scheduled by McLeodUSA or have been Scheduled at zero, or as contingent, unliquidated, or disputed, or any Securities Claim, or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.33 Disputed Claim Amount means (a) with respect to contingent or unliquidated Claims, the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Claims in accordance with Section 502(c) of the Bankruptcy Code; (b) the amount set forth in a timely Filed proof of claim; or (c) with respect to a Securities Claim, $0.

                  1.34 Disputed Claims Reserve means the reserve of New Common Stock, Cash, New Series A Preferred Stock and New Warrants, as applicable, established and maintained by Reorganized McLeodUSA on account of Disputed Claims.

                  1.35 Disputed Interest means an Interest, or any portion thereof, that is not an Allowed Interest and includes, without limitation, Interests (other than Allowed Interests) that (a) have not been Scheduled by McLeodUSA or have been Scheduled at zero, or as contingent, unliquidated, or disputed, or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.36 Disputed Interest Amount means, with respect to a Disputed Interest, the number of shares set forth in a timely Filed proof of interest.

                  1.37 Disputed Interest Reserve means the reserve of New Common Stock established and maintained by Reorganized McLeodUSA on account of Disputed Interests or Securities Claims that are Disputed Claims.

                  1.38 Distribution Date means, except with respect to Claims Reinstated under the Plan, as to which all distributions shall be timely made in accordance with the terms thereof, the date, within 30 days after the Effective Date, upon which the initial distributions will be made to holders of Allowed Claims and Allowed Interests.

                  1.39 Distribution Record Date means (i) with respect to each Impaired Class of Claims and Interests, the Confirmation Date, and
(ii) with respect to each Unimpaired Class of Claims and Interests, the Effective Date.

                  1.40 Effective Date means the Business Day the Plan becomes effective as provided in Article IX hereof.

                  1.41 Estate means the estate of McLeodUSA created under
Section 541 of the Bankruptcy Code.

                  1.42 Exit Facility means that certain exit revolving credit facility in the aggregate principal amount of up to $160 million to be provided to Reorganized McLeodUSA on the Effective Date pursuant to the terms of the New Credit Agreement.

                  1.43 Exit Lenders means those entities identified as "Lenders" with respect to the Exit Facility in the New Credit Agreement and their respective successors and assigns.

                  1.44 Fee Claim means an Administrative Claim under
Section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Case on or prior to the Effective Date.

                  1.45 File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

                  1.46 Final Order means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                  1.47 Forstmann Little means one or more of Forstmann Little & Co., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., Forstmann Little & Co. Equity Partnership-V, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. or their affiliates.

                  1.48 General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Senior Secured Lender Claim, Other Secured Claim, Non-Tax Priority Claim, Securities Claim or Note Claim.

                  1.49 Holder means an entity holding a Claim or Interest and, with respect to Note Claims, the beneficial holder as of the applicable Voting Record Date or any authorized agent who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions.

                  1.50 Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of
Section 1124 of the Bankruptcy Code.

                  1.51 Indentures means the Indentures dated as of March 4, 1997, July 21, 1997, March 16, 1998, October 30, 1998, February 22, 1999,
December 5, 2000, and January 15, 2001, between McLeodUSA, as issuer, and the Note Trustee, as trustee, relating to the Notes, as amended from time to time.

                  1.52 Interests means (a) the legal, equitable, contractual and other rights of any Person with respect to the Class A Common Stock and Other Old Equity and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

                  1.53 Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that McLeodUSA or its Estate may hold against any person.

                  1.54 Management Incentive Plan means a management incentive plan to be adopted by the board of directors of Reorganized McLeodUSA on the Effective Date in accordance with the terms described in the Disclosure Statement, the Plan Supplement and Section 4.8 of the Plan.

                  1.55 Master Ballot means the ballot distributed to nominees or holders of record of the Notes or the Old Preferred Stock, as applicable, to record the votes, if any, of the beneficial holders of such instruments.

                  1.56 McLeodUSA means McLeodUSA Incorporated.

                  1.57 McLeodUSA Holdings means McLeodUSA Holdings, Inc., a Delaware corporation.

                  1.58 New Class B Common Stock means shares of New Class B Common Stock of Reorganized McLeodUSA to be issued to the holders of Old Series D Preferred Stock, which New Class B Common Stock is convertible into New Common Stock pursuant to the Sharing Formula. The New Class B Common Stock will have voting rights and rights to dividends and upon liquidation established pursuant to the Sharing Formula.

                  1.59 New Class C Common Stock means the shares of New Class C Common Stock of Reorganized McLeodUSA to be issued to the holders of Old Series E Preferred Stock, which New Class C Common Stock is convertible into New Common Stock pursuant to the Sharing Formula. The New Class C Common Stock will have voting rights and rights to dividends and upon liquidation established pursuant to the Sharing Formula.

                  1.60 New Common Stock means the shares of new Class A common stock of Reorganized McLeodUSA.

                  1.61 New Credit Agreement means that certain credit agreement governing the Exit Facility between Reorganized McLeodUSA, as borrower, and the Administrative Agent and Collateral Agent (as that term is defined in the New Credit Agreement) and Exit Lenders.

                  1.62 New Director Preferred Stock means 10 shares of new voting preferred stock of Reorganized McLeodUSA to be issued to Forstmann Little on the Effective Date with the right to vote to elect two (2) directors and one (1) observer to Reorganized McLeodUSA's board of directors.

                  1.63 New Series A Director means the member of the Board of Directors of Reorganized McLeodUSA initially selected by the holders of the Notes, and who is reasonably acceptable to McLeodUSA, and who is thereafter selected by the holders of the New Series A Preferred Stock in accordance with the terms of the New Series A Preferred Stock.

                  1.64 New Series A Preferred Stock means 10,000,000 (ten million) shares of a series of convertible preferred stock of Reorganized McLeodUSA, with (i) a liquidation preference of $175 million in the aggregate, or $17.50 per share, plus accrued and unpaid dividends and (ii) dividends payable when, as and if declared by Reorganized McLeodUSA at a rate of 2.5% of the liquidation preference annually. The terms of the New Series A Preferred Stock are set forth in greater detail in the applicable Certificate of Designations.

                  1.65 New Warrants means warrants to purchase 44,318,182 (forty-four million three hundred eighteen thousand one hundred eighty-two) shares of New Common Stock with such warrants having a five year life and an aggregate exercise price of $60 million.

                  1.66 Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to Section 507(a) of the Bankruptcy Code.

                  1.67 Note Claim means a Claim arising from or related to the Notes.

                  1.68 Notes Trustee means The Bank of New York as successor to United States Trust Company of New York under the Indentures.

                  1.69 Notes means, collectively, those certain (i) 10 1/2 % Senior Discount Notes due March 1, 2007 issued by McLeodUSA under that certain Indenture dated March 4, 1997; (ii) 9 1/4 % Senior Notes due July 15, 2007 issued by McLeodUSA under that certain Indenture dated July 21, 1997; (iii) 8 3/8% Senior Notes due March 15, 2008 issued by McLeodUSA under that certain Indenture dated March 16, 1998; (iv) 9 1/2 % Senior Notes due November 1, 2008 issued by McLeodUSA under that certain Indenture dated October 30, 1998; (v) 81/8 % Senior Notes due February 15, 2009 issued by McLeodUSA under that certain Indenture dated February 22, 1999;
(vi) 12% Senior Notes due July 15, 2008 issued by McLeodUSA under that certain Indenture dated December 5, 2000; (vii) 11 1/2 % Senior Notes due May 1, 2009 issued by McLeodUSA under that certain Indenture dated December 5, 2000; and (viii) 113/8% Senior Notes due January 1, 2009 issued by McLeodUSA under that certain Indenture dated January 15, 2001.

                  1.70 Other Old Equity means all options, warrants, call rights, puts, awards, or other agreements to acquire Class A Common Stock outstanding immediately prior to the Petition Date.

                  1.71 Old Preferred Stock means individually and collectively, as the case may be, the Old Series A Preferred Stock, the Old Series D Preferred Stock, and the Old Series E Preferred Stock, including, without limitation, any and all rights of any entity to purchase or demand the issuance of such stock, including, without limitation, any and all (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, warrants, and put rights; and
(d) share-appreciation rights.

                  1.72 Old Series A Preferred Stock means that certain 6.75% Series A Cumulative Preferred Stock of McLeodUSA outstanding immediately prior to the Petition Date.

                  1.73 Old Series D Preferred Stock means that certain Series D Convertible Preferred Stock of McLeodUSA outstanding immediately prior to the Petition Date.

                  1.74 Old Series E Preferred Stock means that certain Series E Convertible Preferred Stock of McLeodUSA outstanding immediately prior to the Petition Date.

                  1.75 Other Secured Claim means a Claim, other than Senior Secured Lender Claims, that is secured by a lien on property in which McLeodUSA's Estate has an interest or that is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to Section 553 of the Bankruptcy Code.

                  1.76 Petition Date means the date on which McLeodUSA filed its petition for relief commencing the Chapter 11 Case.

                  1.77 Plan means this Chapter 11 plan of reorganization, including the Plan Supplement and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

                  1.78 Plan Supplement means the compilation of documents and form of documents specified in the Plan to be filed as set forth in
Section 12.7 hereof.

                  1.79 Priority Tax Claim means a Claim of a governmental unit of the kind specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.80 Professional means (a) any professional employed in the Chapter 11 Case pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code.

                  1.81 Pubco means McLeodUSA Media Group, Inc., an Iowa corporation.

                  1.82 Pubco Stock Purchase Agreement means that certain Stock Purchase Agreement dated as of January 19, 2002, between McLeodUSA Holdings, Inc., as seller, and Yell Group, as buyer, pursuant to which McLeodUSA Holdings has agreed to sell to Yell Group, and Yell Group has agreed to purchase from McLeodUSA Holdings, all of the outstanding shares of capital stock of Pubco.

                  1.83 Purchase Agreement means that certain Amended and Restated Purchase Agreement dated as of January 30, 2002, among McLeodUSA, Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., Forstmann Little & Co. Equity Partnership-V, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., with respect to McLeodUSA's sale of the New Director Preferred Stock, 74,027,764 (seventy-four million, twenty-seven thousand seven hundred sixty-four) shares of New Common Stock and one half of the New Warrants for $175 million in cash as the same may be altered, amended or modified from time to time.

                  1.84 Reinstated or Reinstatement means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in
Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

                  1.85 Reorganized McLeodUSA means McLeodUSA or any successors thereto by merger, consolidation, or otherwise, on or after the Effective Date.

                  1.86 Schedules means the schedules of assets and liabilities and the statements of financial affairs, if any, Filed by McLeodUSA pursuant to Section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

                  1.87 Securities Act means the Securities Act of 1933, 15 U.S.C. ss.ss. 77c-77aa, as now in effect or hereafter amended.

                  1.88 Securities Claim means a claim (including, without limitation, claims asserted in the Securities Class Actions) arising from rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such security, or for reimbursement, indemnity or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim; provided, however, that Claims (including, without limitation, Directors and Officers Claims) arising under Section
8.3 hereof shall not be Securities Claims.

                  1.89 Securities Class Actions means, collectively, the following lawsuits: (i) New Millenium Growth Fund LLC v. McLeod USA, Inc. et al., Civil Action No. C02-1, filed on January 11, 2002; (ii) Colbert Birnet LP v. McLeod USA, Inc. et al., Civil Action No. C02-6, filed on January 18, 2002; (iii) Jeffrey Brandes v. McLeod USA, Inc. et al., Civil Action No. C02-7, filed on January 18, 2002; (iv) Albert R. Currie v. McLeod USA, Inc. et al., Civil Action No. C02-8, filed on January 18, 2002; and (v) Randall J. Burns v. McLeod USA, Inc. et al., Civil Action No. C02-13, filed on January 25, 2002; (vi) Robert Corwin v. McLeodUSA Incorporated, et al., Civil Action No C02-16, filed January 31, 2002;
(vii) Market Street Securities v. Clark McLeod, et al., Civil Action No. C02-18, filed on February 4, 2002; (vii) Gary Schnell v. Clark McLeod, et al., Civil Action No. C02-19, filed on February 5, 2002; and (ix) Kenneth Rheault v. Clark McLeod, et al., Civil Action No. C02-20, filed on February 7, 2002 and (x) Arnold Olsen v. Clark McLeod, et al., Civil Action No. C02-23, filed on February 11, 2002.

                  1.90 Senior Secured Lender Claims means individually, a Claim of a Senior Secured Lender or Bank Agent under the Credit Agreement and, collectively, the Claims of the Senior Secured Lenders and the Bank Agents under the Credit Agreement, including Claims for principal, accrued but unpaid interest, fees and expenses payable to or incurred by the Senior Secured Lenders and the Bank Agents, and all of the rights and entitlements of the Senior Secured Lenders and the Bank Agents under the Cash Collateral Order. The Senior Secured Lender Claims are hereby Allowed to the full extent of their rights and entitlements, fixed or contingent, under the Credit Agreement, including, without limitation, the amount of all principal and accrued interest payable from time to time under the Credit Agreement and all current and future rights and entitlements thereunder in respect of letters of credit issued thereunder.

                  1.91 Senior Secured Lenders means the entities identified as "Lenders" under the Credit Agreement and their respective successors and assigns.

                  1.92 Solicitation Order means the order entered by the Bankruptcy Court, if any, establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

                  1.93 Sharing Formula means the formulas governing the voting rights and rights of the New Class B Common Stock and New Class C Common Stock upon liquidation, the payment of any dividend on New Common Stock or any conversion of the New Class B Common Stock and New Class C Common Stock, solely as between the New Class B Common Stock and New Class C Common Stock; provided that the economic terms of, and other rights pertaining to, the shares of New Class B Common Stock and New Class C Common Stock, taken together, will be identical to those of the aggregate number of shares of New Common Stock into which such shares of New Class B Common Stock and New Class C Common Stock are convertible. The New Class B Common Stock and the New Class C Common Stock shall be convertible into an aggregate of 113,750,014 shares of New Common Stock.

                  1.94 Third Amendment to Credit Agreement means that certain Third Amendment dated as of November 29, 2001, to the Credit Agreement dated as of May 31, 2000, among McLeodUSA, as borrower, and the Lenders.

                  1.95 Unimpaired Claim means a Claim that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

                  1.96 Voting Deadline means the voting deadline date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

                  1.97 Voting Record Date means the voting record date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

                  1.98 Warrant Agreement means the certain warrant agreements pursuant to which the New Warrants will be issued.

                  1.99 Yell Group means the Yell Group Limited, a corporation organized under the laws of England and Wales, or its permitted assignees.

B.       Rules of Interpretation

                  For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

C.       Computation of Time

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.       Governing Law

                  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan (unless such agreement, document or instrument provides otherwise) and (ii) the laws of the state of incorporation of McLeodUSA shall govern corporate governance matters with respect to McLeodUSA, in either case without giving effect to the principles of conflicts of law thereof.

                                 ARTICLE II

                   CLASSIFICATION OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

                  2.1 Unclassified Claims.

                      (a) Administrative Claims.

                      (b) Priority Tax Claims.

                  2.2 Unimpaired Classes of Claims.

                      (a) Class 1: Class 1 consists of all Senior Secured
                          Lender Claims.

                      (b) Class 2: Class 2 consists of all Other Secured
                          Claims.

                      (c) Class 3: Class 3 consists of all Non-Tax Priority
                          Claims.

                      (d) Class 4: Class 4 consists of all General
                          Unsecured Claims.

                  2.3 Impaired Class of Claims.

                      (a) Class 5: Class 5 consists of all Note Claims.

                  2.4 Impaired Classes of Interests.

                      (a) Class 6: Class 6 consists of all Old Preferred
                                   Stock Interests.

                      (b) Class 7: Class 7 consists of all Class A Common
                                   Stock Interests.

                      (c) Class 8: Class 8 consists of all Securities
                                   Claims.

                      (d) Class 9: Class 9 consists of all Other Old
                                   Equity.

                                ARTICLE III

                     TREATMENT OF CLAIMS AND INTERESTS

                  3.1 Unclassified Claims.

                      (a) Administrative Claims. Subject to the provisions of Sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Administrative Claim shall be paid by McLeodUSA, at its election, (a) in full, in Cash, in such amounts as are incurred in the ordinary course of business by McLeodUSA, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim,
(b) upon such other terms as may exist in the ordinary course of McLeodUSA's business, or (c) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and McLeodUSA.

                            (i) Professional Fees. All final applications for Professional Fees for services rendered in connection with the Chapter 11 Case prior to the Confirmation Date shall be filed no later than thirty (30) days after the Effective Date.

                      (b) Priority Tax Claims. The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after the later of (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of, and in exchange for such Allowed Priority Tax Claim, at the election of McLeodUSA, (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other treatment as to which McLeodUSA or Reorganized McLeodUSA and the holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or (C) such other treatment so that it will not be Impaired pursuant to Section 1124 of the Bankruptcy Code; further provided, any Allowed Priority Tax Claim not due and owing on the Effective Date will be paid in accordance with this section when such Claim becomes due and owing.

                  3.2 Unimpaired Classes of Claims.

                      (a) Class 1. Senior Secured Lender Claims. The Senior Secured Lender Claims are Allowed Claims under the Plan to the full extent of the Senior Secured Lenders' rights and entitlements, fixed or contingent, under the Credit Agreement, including, without limitation, the amount of all principal and accrued interest payable from time to time under the Credit Agreement and all current and future rights and entitlements of the Senior Secured Lenders in respect of Letters of Credit issued thereunder. The legal, equitable and contractual rights of the holders of Allowed Senior Secured Lender Claims are Unimpaired. Without limiting the generality of the foregoing, the Senior Secured Lender Claims shall not be discharged and shall be Reinstated on the Effective Date, and all of the obligations and duties of McLeodUSA under the Credit Agreement are deemed assumed as of the Effective Date by Reorganized McLeodUSA, and the Credit Agreement shall be enforceable against Reorganized McLeodUSA in accordance with its terms. In addition, Reorganized McLeodUSA will cause all of its affiliates who are parties to the Credit Agreement to perform their obligations in respect of the Credit Agreement in accordance with their terms.

                      (b) Class 2: Other Secured Claims. The legal, equitable and contractual rights of the holders of Allowed Other Secured Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Effective Date.

                      (c) Class 3. Non-Tax Priority Claims. The legal and equitable rights of the holders of Allowed Non-Tax Priority Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Effective Date.

                      (d) Class 4: General Unsecured Claims. The legal, equitable and contractual rights of the holders of General Unsecured Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Effective Date.

                  3.3 Impaired Class of Note Claims.

                      (a) Class 5: Note Claims. Note Claims are those Claims held by current Holders of the Notes as of the Voting Record Date and are Allowed Claims under the Plan in amounts to be agreed upon by McLeodUSA and the Notes Trustee by the Effective Date. On or as soon as reasonably practicable after the Distribution Date, each holder of an Allowed Note Claim shall receive, in full satisfaction, release, and discharge of its Allowed Note Claim, its pro rata share of (A) $670,000,000 (six hundred seventy million dollars) in Cash, subject to a reduction of $200,000 per day from May 1, 2002 through the earlier of (i) the date of closing of the transaction contemplated by the Pubco Stock Purchase Agreement or (ii) August 1, 2002; (B) the New Series A Preferred Stock, plus (C) one-half of the New Warrants issued under the terms of this Plan.

                  3.4 Impaired Classes of Claims/Interests.

                      (a) Class 6: Old Preferred Stock Interests. Old Preferred Stock Interests are current Holders of Old Preferred Stock as of the Voting Record Date and are Allowed Interests under the Plan. On or as soon as reasonably practicable after the Distribution Date (A) holders of the Old Series A Preferred Stock shall receive, in full satisfaction, release, and discharge of their Allowed Old Series A Preferred Stock Interests, their pro rata share of 33,696,559 (thirty-three million six hundred ninety-six thousand five hundred fifty-nine) shares of New Common Stock; and (B) holders of the Old Series D Preferred Stock and holders of the Old Series E Preferred Stock shall be entitled to receive, in full satisfaction, release, and discharge of their Allowed Old Series D Preferred Stock Interests and Allowed Old Series E Preferred Stock Interests, their pro rata share of an aggregate of 113,750,014 (one hundred thirteen million seven hundred fifty thousand fourteen) shares of New Common Stock as follows: (i) holders of Old Series D Preferred Stock shall receive their pro rata share of 78,203,135 (seventy-eight million two hundred three thousand one hundred thirty five) shares of New Class B Common Stock; and (ii) holders of the Old Series E Preferred Stock shall receive their pro rata share of 35,546,879 (thirty-five million five hundred forty-six thousand eight hundred seventy-nine) shares of New Class C Common Stock. The ratio of the number of shares being issued to the holders of the Old Preferred Stock is equal to the ratio of the respective liquidation preferences of such Old Preferred Stock.

                      (b) Class 7: Class A Common Stock Interests. Class A Common Stock Interests are current Holders of Class A Common Stock as of the Voting Record Date and are Allowed Interests under the Plan. On or as soon as reasonably practicable after the Distribution Date, each holder of an Allowed Class A Common Stock Interest shall receive in full satisfaction, release, and discharge of its Allowed Class A Common Stock Interests, its pro rata share of the Class 7/Class 8 Distribution.

                      (c) Class 8: Securities Claims. On or as soon as reasonably practicable after the Distribution Date, each Holder of an Allowed Securities Claim shall receive in full satisfaction, release, and discharge of its Allowed Securities Claim, its pro rata share of the Class 7/Class 8 Distribution. The Debtor does not believe there are any valid Securities Claims and, therefore, any Securities Claims filed will be objected to by the Debtor. However, the plaintiffs in the Securities Class Actions contend that they have valid Securities Claims.

                      (d) Class 9: Other Old Equity. On the Effective Date, the Other Old Equity will be cancelled and the holders of Other Old Equity shall not receive or retain any distribution on account of such Other Old Equity Interests under the Plan.

                  3.5 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Bankruptcy Court, or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect McLeodUSA's or Reorganized McLeodUSA's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoff or recoupments against Unimpaired Claims.

                                 ARTICLE IV

                    MEANS FOR IMPLEMENTATION OF THE PLAN

                  4.1 Continued Corporate Existence and Vesting of Assets in Reorganized McLeodUSA. After the Effective Date, Reorganized McLeodUSA shall continue to exist in accordance with the laws in the jurisdiction in which it is incorporated and pursuant to its certificate or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate or articles of incorporation and by-laws are amended under this Plan. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estate of McLeodUSA, including all claims, rights and causes of action and any property acquired by McLeodUSA or Reorganized McLeodUSA under or in connection with the Plan, shall vest in Reorganized McLeodUSA free and clear of all Claims, liens, charges, other encumbrances and Interests except with respect to Claims that are Unimpaired under the Plan. On and after the Effective Date, Reorganized McLeodUSA may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, Reorganized McLeodUSA may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

                  4.2 Corporate Governance, Directors and Officers, and Corporate Action.

                      (a) Certificate of Incorporation and By-laws. The certificate or articles of incorporation and by-laws of McLeodUSA shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and shall include, among other things, (i) pursuant to
Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of New Common Stock (including New Common Stock issuable upon exercise of the New Warrants), New Class B Common Stock, New Class C Common Stock, New Series A Preferred Stock, and New Director Preferred Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized McLeodUSA may amend and restate the Amended Certificates of Incorporation and By-laws as permitted by applicable law. The Amended Certificates of Incorporation and By-laws of Reorganized McLeodUSA shall be in substantially the form attached to this Plan as Exhibits A and B, respectively.

                      (b) Directors and Officers of Reorganized McLeodUSA. Subject to any requirement of Bankruptcy Court approval pursuant to Section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of Reorganized McLeodUSA shall be the officers of McLeodUSA immediately prior to the Effective Date. On the Effective Date, the Board of Directors of Reorganized McLeodUSA will consist of up to fifteen (15) members, including the New Series A Director and the designees of the New Director Preferred Stock. Mr. Clark E. McLeod will continue to serve as Chairman of the Board of Directors. Mr. Theodore J. Forstmann will continue to serve as the Chairman of the Executive Committee. McLeodUSA's by-laws will be amended as follows: (i) the Board of Directors will include at least (a) five (5) independent directors and (b) three (3) officers of McLeodUSA selected by the Board of Directors; provided that each such officer shall hold one or more of the following titles: Chairperson; Chief Executive Officer; President; Chief Operating Officer or Chief Financial Officer and the designees of the New Director Preferred Stock, and (ii) the Executive Committee of the Board of Directors will consist of no more than seven (7) members and will include the designees of the New Director Preferred Stock and the three (3) officers of McLeodUSA who are serving on the Board of Directors as set forth above. Moreover, Reorganized McLeodUSA's charter shall be amended to opt out of the provisions of
Section 203 of the Delaware General Corporation Law. Pursuant to Section 1129(a)(5) of the Bankruptcy Code, McLeodUSA will disclose, on or prior to the Confirmation Date, the identity and affiliations of any other person proposed to serve on the initial board of directors of Reorganized McLeodUSA, and, to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person. The classification and composition of the board of directors of Reorganized McLeodUSA shall be consistent with the Amended Certificate of Incorporation and Bylaws. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificate of Incorporation and By-laws, the other constituent documents of Reorganized McLeodUSA, and applicable law.


                      (c) Corporate Action. On the Effective Date, the adoption of the Amended Certificate of Incorporation and By-laws or similar constituent documents and the Certificates of Designations, the selection of directors and officers for Reorganized McLeodUSA, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of McLeodUSA or Reorganized McLeodUSA, and any corporate action required by McLeodUSA or Reorganized McLeodUSA in connection with the Plan (including, without limitation, the execution, delivery and performance of all agreements and instruments contemplated by the Plan), shall be deemed to have occurred and shall be in effect without any requirement of further action by the security holders or directors of McLeodUSA or Reorganized McLeodUSA. On the Effective Date, the appropriate officers of Reorganized McLeodUSA and members of the board of directors of Reorganized McLeodUSA are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized McLeodUSA.

                  4.3 Effectuating Documents and Further Transactions. Each of McLeodUSA, Reorganized McLeodUSA or the Creditors Committee, as appropriate, is authorized to and, on or prior to the Effective Date, shall execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

                  4.4 Sale of Pubco. On the Effective Date, McLeodUSA Holdings shall sell to Yell Group, and Yell Group shall purchase from McLeodUSA Holdings, upon and pursuant to the terms of the Pubco Stock Purchase Agreement, all of the outstanding shares of capital stock of Pubco, subject to McLeodUSA Holding's entry into a "Superior Proposal," as defined in the Pubco Stock Purchase Agreement.

                  4.5 Cancellation of Notes, Class A Common Stock and Old Preferred Stock. On the Effective Date, except as otherwise provided for herein, (i) the Notes, Class A Common Stock, Old Preferred Stock, and any other notes, bonds (with the exception of surety bonds outstanding), Indentures or other instruments or documents evidencing or creating any indebtedness or obligations of McLeodUSA, except such notes or other instruments evidencing indebtedness or obligations of McLeodUSA that are Unimpaired, Reinstated, or amended and restated under the Plan, shall be cancelled, and (ii) the obligations of McLeodUSA under any agreements, Indentures or certificates of designation governing the Notes, Class A Common Stock, Old Preferred Stock, and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of McLeodUSA, except such notes or other instruments evidencing indebtedness or obligations of McLeodUSA that are Unimpaired, Reinstated or amended and restated under the Plan, as the case may be, shall be discharged; provided, however, that each Indenture or other agreement that governs the rights of Note Claims shall continue in effect solely for the purpose of allowing the Notes Trustee to make distributions on account of such Claims under the Plan.

                  4.6 Issuance of New Securities. On or as soon as reasonably practicable after the Effective Date, Reorganized McLeodUSA, in accordance with the terms of the Plan, shall issue and exchange, as necessary, for the benefit of holders of the Old Preferred Stock Interests and Class A Common Stock Interests, such shares of New Common Stock, New Class B Common Stock and New Class C Common Stock as required by Section
3.4 of the Plan. Reorganized McLeodUSA shall issue, for the benefit of holders of Note Claims, such shares of New Series A Preferred Stock and New Warrants as required by Section 3.3 of the Plan. Also on the Effective Date, Reorganized McLeodUSA shall issue to Forstmann Little (i) the New Director Preferred Stock, (ii) 74,027,764 (seventy-four million twenty-seven thousand seven hundred sixty-four) shares of New Common Stock, and (iii) one-half of the New Warrants authorized to be issued under the terms of the Plan to Forstmann Little in each case pursuant to the terms of the Purchase Agreement. The issuance of the New Common Stock, New Class B Common Stock, New Class C Common Stock, New Series A Preferred Stock, New Director Preferred Stock and New Warrants is authorized without the need for any further corporate action. The Certificates of Designation in connection with the issuance of the New Series A Preferred Stock and the New Director Preferred Stock shall be in substantially the form attached to this Plan as Exhibits C and D, respectively. The Warrant Agreement in connection with the issuance of the New Warrants shall be in substantially the form attached to this Plan as Exhibit E.

                  4.7 New Credit Agreement. On the Effective Date, Reorganized McLeodUSA is authorized and directed to execute and deliver the New Credit Agreement to govern the Exit Facility, and thereafter shall perform the New Credit Agreement, and all agreements and instruments entered into in connection therewith, in accordance with their terms.

                  4.8 Management Incentive Plan. On the Effective Date, Reorganized McLeodUSA shall be authorized and directed to establish and implement the Management Incentive Plan. Sixty-five million one hundred seventy-three thousand seven hundred and ninety-seven (65,173,797) shares of New Common Stock will be reserved for issuance under the Management Incentive Plan. The Management Incentive Plan may be amended or modified by the board of directors of Reorganized McLeodUSA in accordance with its terms and any such amendment or modification shall not require an amendment of this Plan.

                  4.9 Sources of Cash for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized McLeodUSA to make payments under the Plan shall be obtained from existing Cash balances and the proceeds from the sale of Pubco and the sale of shares of New Common Stock, the New Director Preferred Stock and one-half of the New Warrants pursuant to the terms of the Purchase Agreement.

                  4.10 Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax or other similar tax. Any transfers from McLeodUSA to Reorganized McLeodUSA or otherwise pursuant to the Plan shall not be subject to any such taxes, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, any and all of the foregoing transactions whether taken on or after the Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

                                 ARTICLE V

                    ACCEPTANCE OR REJECTION OF THE PLAN

                  5.1 Classes Entitled to Vote. Classes 5, 6, and 7 are entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Classes 1, 2, 3, and 4 are deemed to have accepted the Plan. If the Class 7 and Class 8 Solicitation Order is entered, Class 7 and Class 8 will be deemed to have rejected the Plan and will not be entitled to vote on the Plan. By operation of law, Class 9 is deemed to have rejected the Plan and are not entitled to vote on the Plan.

                  5.2 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (a) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

                  5.3 Cramdown. McLeodUSA will request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code with respect to any Class which rejects, or is deemed to have rejected, the Plan.

                                 ARTICLE VI

                     PROVISIONS GOVERNING DISTRIBUTIONS

                  6.1 Distributions for Claims or Interests Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Except with respect to Claims Reinstated under the Plan, as to which all distributions shall be timely made in accordance with the terms thereof, any distribution to be made pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims or Interests that first become Allowed Claims or Interests after the Effective Date shall be made pursuant to Articles III, VI and VII of this Plan. Notwithstanding the date on which any distribution of securities is made to a Holder of a Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, as of the date of the distribution, such Holder shall be deemed to have the rights of a Holder of such securities distributed as of the Effective Date.

                  6.2 Interest on Claims. Unless otherwise specifically provided for or contemplated in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, other than Senior Secured Lender Claims as provided in the Credit Agreement, and no Holder of a Claim, other than Senior Secured Lender Claims, shall be entitled to interest accruing on or after the Petition Date on any Claim.

                  6.3 Distributions by Reorganized McLeodUSA. Reorganized McLeodUSA or the Disbursing Agent shall make all distributions required to be distributed under the Plan. However, distributions on account of Senior Secured Lender Claims shall be made to the Bank Agents, and distributions on account of Note Claims shall be made to the Notes Trustee. Reorganized McLeodUSA may employ or contract with other entities to assist in or make the distributions required by the Plan.

                  6.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                      (a) Delivery of Distributions in General.
Distributions to holders of Allowed Claims and Allowed Interests shall be made at the addresses set forth in McLeodUSA's records or as otherwise available to McLeodUSA, the Bank Agents, the Notes Trustee, or any other agent or servicer, unless such addresses are superseded by any proofs of claim or transfers of claim that may be filed pursuant to Bankruptcy Rule 3001.

                      (b) Undeliverable and Unclaimed Distributions.

                                   (i) Holding and Investment of Undeliverable
         and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim or Interest is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address.

                                  (ii) After Distributions Become Deliverable.
         Reorganized McLeodUSA shall make all distributions that have become deliverable or have been claimed since the Distribution
         Date as soon as practicable after such distribution has become deliverable.

                                 (iii) Failure to Claim Undeliverable
         Distributions. Any holder of an Allowed Claim or Interest that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against McLeodUSA or its Estate, Reorganized McLeodUSA, or their property. In such cases, any Cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estate free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, subject to the liens of the Senior Secured Lenders. Any New Common Stock, New Class B Common Stock or New Class C Common Stock held for distribution on account of such Claim or Interest shall be canceled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to, Reorganized McLeodUSA, to attempt to locate any holder of an Allowed Claim or Interest.

                  6.5 Record Date for Distributions. As of the close of business on the Distribution Record Date, the transfer register for the Notes, Old Preferred Stock, and the Class A Common Stock, as maintained by McLeodUSA, the Notes Trustee, any other applicable trustee or their respective agents shall be closed and the transfer of such securities or any interest thereon prohibited. Except, in case of Senior Secured Lender Claims, distributions in respect of which shall be in all respects governed by the terms of the Credit Agreement, (i) the Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Claims and Interests who are holders of such Claims or Interest, or participants therein, as of the close of business on the Distribution Record Date, and
(ii) the Disbursing Agent and Reorganized McLeodUSA shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on any official register as of the close of business on the Distribution Record Date.

                  6.6 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

                  6.7 Means of Cash Payment. Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized McLeodUSA, by (a) checks drawn on or
(b) wire transfer from a domestic bank selected by Reorganized McLeodUSA. Cash payments to foreign creditors may be made, at the option of Reorganized McLeodUSA, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  6.8 Withholding and Reporting Requirements. In connection with the Plan and all distributions thereunder, Reorganized McLeodUSA shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized McLeodUSA shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Interest that is to receive a distribution of New Common Stock, New Class B Common Stock, New Class C Common Stock, New Series A Preferred Stock, New Director Preferred Stock or New Warrants shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to Reorganized McLeodUSA for the payment and satisfaction of such tax obligations or has, to Reorganized McLeodUSA's satisfaction, established an exemption therefrom. Any New Common Stock, New Class B Common Stock, New Class C Common Stock, New Series A Preferred Stock, New Director Preferred Stock or New Warrants to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Section 6.4 hereof.

                  6.9 Setoffs. Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Bankruptcy Court, or the provisions of the Credit Agreement, as applicable, Reorganized McLeodUSA may, pursuant to Section 553 of the Bankruptcy Code and applicable nonbankruptcy law, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that McLeodUSA or Reorganized McLeodUSA may have against the Holder of such Claim; provided, however, that, except as so provided, neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized McLeodUSA of any such claim that McLeodUSA or Reorganized McLeodUSA may have against such Holder.

                  6.10 Surrender of Instruments or Securities. As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Interest, the Holder of such Claim or Interest shall tender the applicable instruments, securities or other documentation evidencing such Claim or Interest to Reorganized McLeodUSA or the Notes Trustee or their agents, as applicable, unless waived in writing by Reorganized McLeodUSA or the Notes Trustee. Any New Common Stock, New Class B Common Stock, New Class C Common Stock or New Series A Preferred Stock to be distributed pursuant to the Plan on account of any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 6.4(b) of the Plan.

                      (a) Notes, Class A Common Stock and Old Preferred Stock. Each holder of a Note Claim, Class A Common Stock or Old Preferred Stock Interest shall tender its Notes, Class A Common Stock and Old Preferred Stock relating to such Claim or Interest to Reorganized McLeodUSA or the Notes Trustee or their agents, as applicable, in accordance with written instructions to be provided to such holders by Reorganized McLeodUSA or the Notes Trustee as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such instruments will be affected, and risk of loss and title thereto will pass, only upon the proper delivery of such instruments with a letter of transmittal in accordance with such instructions. All surrendered Notes, Class A Common Stock and Old Preferred Stock shall be marked as cancelled.

                      (b) Failure to Surrender Instruments. Any holder of Note Claims, Class A Common Stock Interests or Old Preferred Stock Interests that fails to surrender or is deemed to have failed to surrender the applicable Notes, Class A Common Stock or Old Preferred Stock required to be tendered hereunder within one year after the Effective Date shall have its Claim or Interest and its distribution pursuant to the Plan on account of such Notes, Class A Common Stock or Old Preferred Stock discharged and shall be forever barred from asserting any such Claim or Interest against Reorganized McLeodUSA or its property. In such cases, any New Common Stock, New Class B Common Stock or New Class C Common Stock held for distribution on account of such Claim or Interest shall be disposed of pursuant to Section 6.4 hereof.

                  6.11 Lost, Stolen, Mutilated or Destroyed Securities. In addition to any requirements under the Indentures or any other applicable agreement, any Holder of a Claim or Interest evidenced by a Note, Class A Common Stock or Old Preferred Stock that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Note, Class A Common Stock or Old Preferred Stock, deliver to Reorganized McLeodUSA or the Notes Trustee or their agents, as applicable: (i) evidence reasonably satisfactory to Reorganized McLeodUSA and the Notes Trustee of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by Reorganized McLeodUSA and the Notes Trustee to hold Reorganized McLeodUSA or the Notes Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Interest. Upon compliance with this Article VI by a Holder of a Claim or Interest evidenced by a Note or Old Preferred Stock, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument.

                  6.12 Fractional Shares. No fractional shares of New Common Stock, New Class B Common Stock, New Class C Common Stock or New Warrants shall be distributed. The actual issuance shall reflect a rounding up (in the case of .5000 or more) of such fraction to the nearest whole New Common Stock share, New Class B Common Stock share, New Class C Common Stock share or New Warrant or a rounding down of such fraction (in the case of .4999 or less). Fractional Shares of the New Series A Preferred Stock may be distributed.

                                ARTICLE VII

                     PROCEDURES FOR RESOLVING DISPUTED,
              CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

                  7.1 Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), McLeodUSA or Reorganized McLeodUSA, as the case may be, shall file objections to Claims and Interests with the Bankruptcy Court and serve such objections upon the holders of each of the Claims and Interests to which objections are made, provided, however, that McLeodUSA and Reorganized McLeodUSA shall not object to Claims Allowed pursuant to that Plan. Nothing contained herein, however, shall limit Reorganized McLeodUSA's right to object to Claims or Interests, if any, that are not Allowed under the Plan and that are filed or amended after the Claims Objection Deadline. McLeodUSA and Reorganized McLeodUSA shall be authorized to, and shall, resolve all Disputed Claims or Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature and/or amount thereof.

                  7.2 No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Interest unless and until all objections to such Disputed Claim or Interest have been settled or withdrawn or have been determined by Final Order and the Disputed Claim or Interest, or some portion thereof, has become an Allowed Claim or Interest.

                  7.3 Disputed Claims Reserve; Disputed Interest Reserve. On the Effective Date (or as soon thereafter as is practicable), Reorganized McLeodUSA shall establish the Disputed Claims Reserve and the Disputed Interest Reserve by withholding from the initial distribution (i) with respect to the Disputed Claims Reserve, Cash, New Series A Preferred Stock and New Warrants, as applicable, in amounts equal to one hundred percent (100%) of the distributions to which holders of Disputed Claims would be entitled if their Claims were allowed in the Disputed Claim Amount; and (ii) with respect to the Disputed Interest Reserve, an amount of New Common Stock in an amount equal to one hundred percent (100%) of the distributions to which holders of Disputed Class 6 Interests, the Disputed Class 7 Interests or the Disputed Class 8 Claims would be entitled if their Interests or Claims were allowed in the Disputed Interest or Disputed Claim Amount; provided, however, that McLeodUSA and Reorganized McLeodUSA shall have the right to file a motion seeking to modify any Disputed Claim Amounts or Disputed Interest Amounts.

                  7.4 Distributions After Allowance. Reorganized McLeodUSA shall make payments and distributions from the Disputed Claims Reserve or Disputed Interest Reserve, as appropriate, to the holder of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Interest, as soon as practicable after the date such Disputed Claim or Interest becomes an Allowed Claim or Interest. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Claim or Interest under the Plan if the Disputed Claim or Interest had been Allowed on the Effective Date and shall not be limited by the Disputed Claim Amounts or Disputed Interest Amounts previously reserved with respect to such Disputed Claim or Interest to the extent that additional amounts are available therefor from the Disputed Claims Reserve or the Disputed Interest Reserve, as appropriate, but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Claims or Interest. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim or Disputed Interest, any cash, New Series A Preferred Stock, New Warrants or New Common Stock that remains in the Disputed Claims Reserve or Disputed Interest Reserve, as applicable, shall be distributed as applicable, pro rata, to (i) with respect to the Disputed Claims Reserve, holders of Allowed Class 5 Claims; and (ii) with respect to the Disputed Interest Reserve, holders of Allowed Class 6 Interests, Allowed Class 7 Interests, and Allowed Class 8 Claims. All distributions made under this Section 7.4 shall be made as if such Allowed Class 5 Claim or Allowed Class 6 Interest, Allowed Class 7 Interest, and Allowed Class 8 Claims had been Allowed on the Effective Date.

                                ARTICLE VIII

                      TREATMENT OF EXECUTORY CONTRACTS
                            AND UNEXPIRED LEASES

                  8.1 Assumption of Executory Contracts and Unexpired Leases. Immediately prior to the Effective Date, all executory contracts or unexpired leases of Reorganized McLeodUSA will be deemed assumed in accordance with the provisions and requirements of Section 365 and 1123 of the Bankruptcy Code. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article 8 shall revest in and be fully enforceable by Reorganized McLeodUSA in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

                  8.2 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Reorganized McLeodUSA or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

                  8.3 Indemnification of Directors, Officers and Employees. The obligations of McLeodUSA to indemnify ("Director and Officers Claims") any person or entity serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such person's or entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in McLeodUSA's constituent documents, or by a written agreement with McLeodUSA, or pursuant to applicable general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by Reorganized McLeodUSA pursuant to the Plan and Section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as General Unsecured Claims and shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                  8.4 Compensation and Benefit Programs. Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of McLeodUSA applicable to its employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code (excluding any such policy, plan, program or related agreement or document or any portion thereof relating to Other Old Equity).

                                 ARTICLE IX

                 CONFIRMATION AND CONSUMMATION OF THE PLAN

                  9.1 Conditions to Confirmation. The Bankruptcy Court shall not enter the Confirmation Order unless and until the Confirmation Order shall be reasonably acceptable in form and substance to McLeodUSA, the Creditors Committee, Forstmann Little and the Arrangers.

                  9.2 Conditions to Effective Date. The Effective Date shall occur if, and only if, on or prior to the Effective Date:

                      (a) The Confirmation Order confirming the Plan, as such Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to McLeodUSA, the Creditors Committee, Forstmann Little and the Arrangers and shall provide that:

                                   (i) McLeodUSA and Reorganized
         McLeodUSA are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents to be executed and/or delivered in connection with the Plan;

                                  (ii) the provisions of the Confirmation Order
         are nonseverable and mutually dependent; and

                                 (iii) Reorganized McLeodUSA is authorized and directed (a) to issue New Common Stock, New Class B Common Stock, New Class C Common Stock, New Series A Preferred Stock, New Director Preferred Stock and New Warrants, (b) to establish and implement the Management Incentive Plan, and (c) to enter into the New Credit Agreement.

                      (b) Reorganized McLeodUSA shall have credit availability under the Exit Facility in an amount acceptable to Reorganized McLeodUSA.

                      (c) The following agreements or instruments, in form and substance satisfactory to McLeodUSA, the Creditors Committee, Forstmann Little and the Arrangers, shall have been executed and delivered, and if applicable all conditions precedent shall have been satisfied:

                                   (i) Amended Certificates of Incorporation and
         By-laws of Reorganized McLeodUSA;

                                  (ii) New Credit Agreement and all similar
         documents provided for therein or contemplated thereby;

                                 (iii) Pubco Stock Purchase Agreement;

                                  (iv) Purchase Agreement and the ancillary
         agreements contemplated thereby;

                                   (v) the Warrant Agreements; and

                                  (vi) Certificates of Designation.

                      (d) The Amended Certificates of Incorporation, By-laws and the Certificates of Designations of Reorganized McLeodUSA, as necessary, shall have been filed with the appropriate authority in accordance with such jurisdiction's corporation laws.

                      (e) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed and will be reasonably acceptable to McLeodUSA, the Creditors Committee, Forstmann Little and the Arrangers.

                      (f) The new board of directors and the executive committee of Reorganized McLeodUSA shall have been appointed.

                      (g) All of the conditions set forth in Section 4 of the Third Amendment to Credit Agreement shall have been satisfied or waived in accordance with the terms thereof and without violating any contractual agreements of Reorganized McLeodUSA or any of its subsidiaries so that, on the Effective Date, the provisions of Section 3 of the Third Amendment to Credit Agreement shall have become operative.

                      (h) As of the Effective Date, no unwaived Default (as defined in the Credit Agreement) shall exist.

                      (i) McLeodUSA or Reorganized McLeodUSA shall have obtained necessary approvals from the Federal Communications Commission and any other Federal regulatory authority for the transactions contemplated under the Plan.

                  9.3 Waiver of Conditions. Each of the conditions set forth in section 9.2 above may be waived in whole or in part by McLeodUSA with the consent of the Creditors Committee, the Arrangers and Forstmann Little, which consent shall not be unreasonably withheld, without any other notice to parties in interest or the Bankruptcy Court and without a hearing provided, however, that the conditions set forth in Sections 9.2(c)(ii),
9.2 (g) and 9.2(h) relating to the satisfaction of conditions under the Credit Agreement, the New Credit Agreement, or the Third Amendment to Credit Agreement shall not be waivable except to the extent the relevant conditions under such documents have been waived in accordance with the terms of the Credit Agreement, the New Credit Agreement or the Third Amendment to Credit Agreement, as the case may be. The failure to satisfy or waive a condition to the Effective Date may be asserted by McLeodUSA or Reorganized McLeodUSA regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by McLeodUSA or Reorganized McLeodUSA). The failure of McLeodUSA or Reorganized McLeodUSA to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

                  9.4 Consequences of Non-Occurrence of Effective Date. If the Effective Date does not occur within ninety (90) days of the Confirmation Date, or by such later date, after notice and hearing, as is proposed by McLeodUSA, then upon motion by McLeodUSA and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.4, (a) the Plan shall be null and void in all respects; and (b) any settlement of Claims and Interests provided for hereby shall be null and void without further order of the Bankruptcy Court.

                                 ARTICLE X

                        EFFECT OF PLAN CONFIRMATION

                  10.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of McLeodUSA, all present and former holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized McLeodUSA.

                  10.2 Discharge of Claims and Termination of Interests.

                      (a) Except as provided in the Plan and the Confirmation Order, pursuant to Section 1141(d) of the Bankruptcy Code, the rights afforded under this Plan and the treatment of Claims and Interests under this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Confirmation Order or the Plan, Confirmation shall (a) discharge McLeodUSA from all Claims and other debts that arose before the Confirmation Date and all debts of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to Section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in McLeodUSA.

                      (b) As of the Confirmation Date, except as provided in this Plan or the Confirmation Order, all entities shall be precluded from asserting against McLeodUSA, Reorganized McLeodUSA, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such claims and rights of equity security holders in McLeodUSA, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against McLeodUSA at any time to the extent that such judgment relates to a discharged Claim or Interest.

                  10.3 Injunction.

                      (a) Except as otherwise provided in the Plan, entities who have held, hold or may hold Claims against or Interests in McLeodUSA are (i) permanently enjoined from taking any of the following actions against the Estate or any of its property on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of McLeodUSA, Reorganized McLeodUSA, or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding;
(B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to McLeodUSA; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (i) the injunctions referred to in this paragraph shall not apply to the Holders of the Senior Secured Lender Claims, and (ii) nothing contained herein shall preclude Holders of Claims and Interests from exercising their rights pursuant to and consistent with the terms of the Plan.

                      (b) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest will be deemed to have specifically consented to the injunctions set forth in this Section.

                  10.4 Releases.

                      (a) Releases by McLeodUSA. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, McLeodUSA and Reorganized McLeodUSA in their individual capacities and as debtor in possession, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of McLeodUSA or Reorganized McLeodUSA to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to McLeodUSA, Reorganized McLeodUSA, the parties released pursuant to this Section 10.4, the Chapter 11 Case, or the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of McLeodUSA or its Estate or Reorganized McLeodUSA against (i) the current and former directors, officers and employees of McLeodUSA (other than for money borrowed from or owed to McLeodUSA or its subsidiaries by any such directors, officers or employees as set forth in McLeodUSA's books and records) and McLeodUSA's agents, and professionals;
(ii) the Senior Secured Lenders and the Bank Agents, (iii) Forstmann Little, (iv) the Holders of the Notes, (v) members of the ad hoc noteholders committee, (vi) the Creditors Committee and its members and
(vii) the respective affiliates and current and former officers, directors, employees, agents, members, shareholders, partners, advisors, and professionals of the foregoing.

                      (b) Releases by Holders of Claims and Interests. On the Effective Date, (i) each holder of an Impaired Claim or Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all other holders of Claims and Interests, as applicable, in consideration for the obligations of McLeodUSA and Reorganized McLeodUSA under the Plan and the Cash, New Common Stock, New Class B Common Stock, New Class C Common Stock, New Series A Preferred Stock, New Director Preferred Stock, New Warrants and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce McLeodUSA's or Reorganized McLeodUSA's obligations under the Plan, the Confirmation Order, and the contracts, instruments, releases, agreements and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to McLeodUSA, the Chapter 11 Case, the Plan or the Disclosure Statement against (i) the current and former directors, officers and employees of McLeodUSA and McLeodUSA's agents and professionals; (ii) the Senior Secured Lenders and the Bank Agents, (iii) Forstmann Little, (iv) the Holders of the Notes, (v) members of the ad hoc noteholders committee, (vi) the Creditors Committee and its members and (vii) the respective affiliates and current and former officers, directors, employees, agents, members, shareholders, partners, advisors, and professionals of the foregoing. Nothing contained in this section 10.4(b) shall be deemed a release, waiver or discharge of any claims, demands, debts, rights, causes of action or liabilities held by the U.S. Securities and Exchange Commission and the Holders of Securities Claims pertaining to Class A Common Stock in respect of their Securities Claims pertaining to Class A Common Stock.

                  10.5 Exculpation and Limitation of Liability. Neither McLeodUSA, the Senior Secured Lenders, the Bank Agents, Forstmann Little, the ad hoc noteholders committee, the Creditors Committee and its members nor any of their respective present or former members, officers, directors, shareholders, partners, employees, advisors, attorneys or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, McLeodUSA's Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  10.6 Injunction Related to Releases and Exculpation. The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan or any order of the Bankruptcy Court, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Sections 10.4 and 10.5 of the Plan. Nothing contained in this Section 10.6 shall be deemed to enjoin any claims, demands, debts, rights, causes of action or liabilities not released in
Section 10.4(b) held by the Holders of Securities Claims pertaining to Class A Common Stock in respect of their Securities Claims pertaining to Class A Common Stock.

                  10.7 Preservation of Rights of Action; Settlement of Litigation Claims.

                      (a) Preservation of Rights of Action. Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Bankruptcy Court, the Credit Agreement, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, McLeodUSA and its Estate shall retain the Litigation Claims. Reorganized McLeodUSA, as the successor in interest to McLeodUSA and the Estate, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. Notwithstanding the foregoing, McLeodUSA and Reorganized McLeodUSA shall not file, commence or pursue any claim, right or cause of action under Sections 544 through 550 of the Bankruptcy Code; provided, however, that notwithstanding any statute of limitations (including, without limitation, Section 544 of the Bankruptcy Code), in the case of Claims or Interests that have not been Allowed, McLeodUSA and Reorganized McLeodUSA shall have the right to assert or raise such causes of action (a) as defenses or counterclaims (up to the amount asserted in the Claims against McLeodUSA); and (b) in connection with the Claims objection process, in which case such causes of action can be raised as an objection to a Claim and not as defenses or counterclaims.

                      (b) Settlement of Litigation Claims. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, Reorganized McLeodUSA may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

                  10.8 Termination of Subordination Rights and Settlement of Related Claims.

                      (a) The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, if any, whether arising by contract or under general principles of equitable subordination, Section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

                      (b) Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a Holder of a Claim or Interest may have or any distribution to be made pursuant to the Plan on account of such Claim or Interest. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of McLeodUSA, Reorganized McLeodUSA, their respective properties, and holders of Claims and Interests, and is fair, equitable and reasonable.

                  10.9 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Case under Section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                                 ARTICLE XI

                         RETENTION OF JURISDICTION

                  Pursuant to Sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                      (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest that is not yet Allowed, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                      (b) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which McLeodUSA is a party or with respect to which McLeodUSA or Reorganized McLeodUSA may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                      (c) Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

                      (d) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving McLeodUSA that may be pending on the Effective Date;

                      (e) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                      (f) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

                      (g) Modify the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in a manner inconsistent with Section 12.4 as may be necessary or appropriate to consummate the Plan;

                      (h) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331 503(b), and 1103 of the Bankruptcy Code, provided, however, that from and after the Effective Date, the payment of fees and expenses of Reorganized McLeodUSA, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                      (i) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                      (j) Hear and determine causes of action by or on behalf of McLeodUSA or Reorganized McLeodUSA;

                      (k) Hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

                      (l) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

                      (m) Unless such agreement, document, or instrument provides otherwise, determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                      (n) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

                      (o) Hear and determine all matters related to (i) the property of the Estate from and after the Confirmation Date and (ii) the activities of Reorganized McLeodUSA;

                      (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

                      (q) Enter an order closing the Chapter 11 Case.

                                ARTICLE XII

                          MISCELLANEOUS PROVISIONS

                  12.1 Bar Date for Administrative Claims. The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims that are not otherwise Allowed. Holders of Administrative Claims not paid prior to the Effective Date shall submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. McLeodUSA and Reorganized McLeodUSA shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

                  12.2 Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

                  12.3 Payment of Notes Trustee Fees. All fees and expenses payable to the Notes Trustee, including all fees and expenses incurred for the Notes Trustee's distribution function, shall be paid on the Distribution Date.

                  12.4 Amendment or Modification of the Plan. Subject to
Section 1127 of the Bankruptcy Code and, to the extent applicable, Sections 1122, 1123 and 1125 of the Bankruptcy Code, McLeodUSA reserves the right to alter, amend or modify the Plan with the consent of the Creditors Committee, Forstmann Little and the Arrangers, which consent shall not be unreasonably withheld, at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

                  12.5 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation; provided, however, that after giving effect to such invalidation, avoidance, alteration or interpretation of such provision, no holder of a Claim or Interest is adversely affected. The Confirmation Order will constitute a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  12.6 Successors and Assigns. The Plan shall be binding upon and inure to the benefit of McLeodUSA and its successors and assigns, including, without limitation, Reorganized McLeodUSA. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

                  12.7 Plan Supplement. The Plan Supplement, which shall include certain exhibits, lists, schedules, or documents to be executed in connection with the Plan, shall be filed with the Bankruptcy Court not later than ten (10) days prior to the Confirmation Hearing. Upon its filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to McLeodUSA. The documents contained in the Plan Supplement will be reasonably acceptable to McLeodUSA, the Creditors Committee, the Arrangers and Forstmann Little shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

                  12.8 Revocation, Withdrawal or Non-Consummation. McLeodUSA reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If McLeodUSA revokes or withdraws the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects,
(b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall
(i) constitute a waiver or release of any Claims by or against, or any Interests in, McLeodUSA or any other person, (ii) prejudice in any manner the rights of McLeodUSA or any other person, or (iii) constitute an admission of any sort by McLeodUSA or any other person.

                  12.9 Notice. Except as contemplated in agreements, instruments or other documents binding on Reorganized McLeodUSA, all notices, requests and demands to or upon McLeodUSA or Reorganized McLeodUSA, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  MCLEODUSA INCORPORATED
                  6400 C Street SW
                  Cedar Rapids, Iowa  52404
                  Telephone:  (319) 790-7770
                  Facsimile:  (319) 790-7008
                  Attn:  Chris A. Davis

                  with copies to:

                  SKADDEN, ARPS, SLATE,
                      MEAGHER & FLOM (ILLINOIS)
                  333 West Wacker Drive
                  Chicago, Illinois  60606-1285
                  Telephone:  (312) 407-0700
                  Facsimile:  (312) 407-0411
                  Attn:  David S. Kurtz, Esq.
                         Seth E. Jacobson, Esq.

                  SKADDEN, ARPS, SLATE,
                      MEAGHER & FLOM LLP
                  One Rodney Square
                  P.O. Box 636
                  Wilmington, Delaware  19899-0636
                  Telephone:   (302) 651-3000
                  Facsimile:   (302) 651-3001
                  Attn:  Gregg M. Galardi, Esq.
                         Eric M. Davis, Esq.

                  12.10 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit or schedule to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

                  12.11 Tax Liability. Reorganized McLeodUSA is hereby authorized to request an expedited determination under Section 505(b) of the Bankruptcy Code of the tax liability of McLeodUSA for all taxable periods ending after the Petition Date through, and including, the Effective Date.

                  12.12 Schedules. All exhibits and schedules to the Plan and the Plan Supplement are incorporated hereby and are made a part of the Plan as if set forth in full herein.

                  12.13 Jurisdiction over Reorganized McLeodUSA. Notwithstanding the jurisdiction retained in Article XI hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies the New Common Stock, New Class B Common Stock, New Class C Common Stock, New Series A Preferred Stock, New Director Preferred Stock, New Warrants, the Credit Agreement, the New Credit Agreement, or the rights of the holders thereof.

                  12.14 Filing of Additional Documents. On or before substantial consummation of the Plan, McLeodUSA shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated:     Wilmington, Delaware
           April 4, 2002

                                          Respectfully submitted,
                                          MCLEODUSA INCORPORATED


                                          By: /s/ RANDALL RINGS
                                             -------------------------------
                                             Randall Rings
                                             Group Vice President-Law,
                                             Secretary and General Counsel

                                          Counsel:


                                            /s/ DAVID S. KURTZ
                                          ----------------------------------
                                          David S. Kurtz
                                          Seth E. Jacobson
                                          SKADDEN, ARPS, SLATE, MEAGHER
                                            & FLOM (ILLINOIS)
                                          333 West Wacker Drive
                                          Chicago, Illinois  60606-1285
                                          (312) 407-0700

                                          Gregg M. Galardi (I.D. No. 2991)
                                          Eric M. Davis (I.D. No. 3621)
                                          SKADDEN, ARPS, SLATE, MEAGHER
                                            & FLOM LLP
                                          One Rodney Square
                                          P.O. Box 636
                                          Wilmington, Delaware  19899-0636
                                          (302) 651-3000

                                          ATTORNEYS FOR
                                          MCLEODUSA INCORPORATED




                                                             PLAN EXHIBIT A








       FORM OF CERTIFICATE OF INCORPORATION OF REORGANIZED McLEODUSA



                 [To Be Included with the Plan Supplement]




                                                             PLAN EXHIBIT B








                  FORM OF BY-LAWS OF REORGANIZED McLEODUSA



                 [To Be Included with the Plan Supplement]






                                                             PLAN EXHIBIT C








       FORM OF CERTIFICATE OF DESIGNATION FOR NEW DIRECTOR PREFERRED
                       STOCK OF REORGANIZED McLEODUSA



                 [To Be Included with the Plan Supplement]






                                                             PLAN EXHIBIT D








       FORM OF CERTIFICATE OF DESIGNATION FOR NEW PREFERRED SERIES A
                  PREFERRED STOCK OF REORGANIZED McLEODUSA



                 [To Be Included with the Plan Supplement]





                                                             PLAN EXHIBIT E








               FORM OF WARRANT AGREEMENT FOR ISSUANCE OF NEW
                     WARRANTS OF REORGANIZED McLEODUSA



                 [To Be Included with the Plan Supplement]